UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2008

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2008, Tempur-Pedic International Inc. (the “Company”) completed its annual meeting of stockholders for 2008.

The Company’s stockholders approved the Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). The Company’s Board of Directors had approved the 2003 Plan on March 6, 2008, subject to stockholder approval. A description of the material provisions of the 2003 Plan are included under the caption "Executive Compensation and Related Information — Employee Benefit Plans" in the Company's Proxy Statement as filed with the Securities and Exchange Commission on March 24, 2008, which description is incorporated herein by reference.

Item 8.01 Other Events

At the annual meeting of stockholders for 2008, the stockholders approved the election of all of the nominees for director: H. Thomas Bryant, Francis A. Doyle, John Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, P. Andrews McLane, Christopher A. Masto and Robert B. Trussell, Jr. In addition, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending 2008.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc

Date: May 8, 2008	By:	/s/ Dale E. Williams
Name: Dale E. Williams
Title: Executive Vice President, Chief Financial Officer and Secretary